Morgan Stanley Tax-Managed Growth Fund
                     Item 77(o) 10f-3 Transactions
                   October 1, 2001 - March 31, 2002


Security Date of   Price    Shares  %of     Total          Purcha Broker
         Purchas   Of       Purcha  Assets  Issued         sed
         e         Shares   sed                            By
                                                           Fund
Anthem/A 10/29/0   $36.00   10,900  0.330%  $1,728,000,0   0.038%
TH       1                                       00
Aramark  12/10/0   $23.00     900   0.020%  $690,000,000   0.003%  Goldman
Corp/RMK 1                                                          Sachs
Prudenti 12/12/0   $27.50    8,100  0.180%  $3,025,000,0   0.007%  Goldman
al       1                                       00                 Sachs
Financia
l Inc.
Raytheon 10/25/0   $33.25   22,500  0.078%  $964,250,000   0.560%  Warburg
/        1
RTN
Carolina 01/31/0   $28.00   13,300  0.270%  $875,700,000   0.043% Montgome
Group    2                                                           ry
                                                                  Securiti
                                                                     es
PETCO    02/21/0   $19.00    8,800  0.140%  $275,000,000   0.006%  Merrill
Animal   2                                                          Lynch
Supplies
Inc.